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                                                                    Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Dayton Hudson Corporation Long-Term Incentive Plan of 1999 of our report dated March 1, 1999, with respect to the consolidated financial statements of Dayton Hudson Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended January 30, 1999, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
August 27, 1999